1 Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese Q1 2012 Earnings Conference Call / Webcast Tuesday, April 24, 2012 10:00 a.m. EDT EX 99.2

2 Forward-Looking Statements This presentation and remarks made as part of this presentation contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this presentation and related remarks, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this presentation and related remarks. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technology, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, including the occurrence of acts of war or terrorist incidents, or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company’s filings with the Securities and Exchange Commission. In addition to the risks and uncertainties identified above, the following risks and uncertainties, among others, could cause the company’s actual results regarding its initiatives involving the use of advanced technology for the production of ethanol for chemical applications and other uses to differ materially from the results expressed or implied in these materials: the impact of technological developments and competition; our ability to obtain licenses of, or other access to, alternative ethanol production processes on attractive terms; unanticipated operational or commercialization difficulties, including failure of facilities or processes to operate in accordance with specifications or expectations; the cost and availability of capital necessary to fund plant construction and expansion; the unavailability of required materials and equipment; changes in the price and availability of commodities and supplies; the ability to achieve the anticipated cost structure; the growth in demand for products produced from our technology in certain industries or geographic regions; the adoption of new or different industry or regulatory standards; and the ability of third parties, including our commercial partners or suppliers, to comply with their commitments to us. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly and full fiscal year results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

3 Non-US GAAP Financial Information Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, affiliate EBITDA and proportional affiliate EBITDA, adjusted earnings per share, net debt, and adjusted free cash flow as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business operating EBITDA is net income; for proportional affiliate EBITDA is equity in net earnings of affiliates; for affiliate EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information ► Operating EBITDA, a measure used by management to measure performance, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. ► Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix, less equity in net earnings of affiliates, dividend income from cost investments and other (income) expense. This reflects the operating results of the company’s operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company’s internal operations. ► Affiliate EBITDA is defined by the company as operating profit plus the depreciation and amortization of its equity affiliates. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. We believe that investors should consider proportional affiliate EBITDA as an additional measure of operating results. ► Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full- year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any given future period. ► Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates’ net debt. ► Adjusted free cash flow is defined by the company as cash flow from operations less, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

4 Mark Rohr Chairman and Chief Executive Officer

5 ► Weakness in the acetyl chain reflecting soft demand in Europe and Asia ► Advanced Engineered Materials impacted by weak auto builds and lower demand in electronics and industrial goods * See slides 23 and 24 for equity affiliate results and Celanese’s proportional share in millions (except EPS) Q1’11 Q4’11 Q1’12 Net Sales $1,589 $1,614 $1,633 Proportional Net Sales of Affiliates $422 $471 $424 Total: $2,011 $2,085 $2,057 Operating Profit/(Loss) $188 $97 $98 Adjusted EPS $0.96 $0.58 $0.72 Operating EBITDA $304 $243 $255 Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates* $35 $37 $37 Total: $339 $280 $292 Celanese Corporation Q1’12 highlights

6 ►Customer-focused opportunities ► Strategic operating and commercial decisions ►Select productivity and operational excellence Focused on delivering 2012 earnings commitment Continue to expect to deliver on 2012 earnings commitment

7 Steven Sterin Senior Vice President and Chief Financial Officer

Advanced Engineered Materials

Celanese

Q1 Performance

in millions	Q1'11	Q4'11	Q1'12
Net Sales	$328	$292	**$317**
Operating EBITDA	$104	$73	**$94**
Operating EBITDA Margin	32%	25%	**30%**

Factors Affecting Net Sales Changes

	Q1'12	
	vs. Q1'11	vs. Q4'11
Volume	(5%)	11%
Price	3%	(1%)
Currency	(2%)	(1%)
Other	1%	-
Total Sales	(3%)	9%

Key Business Highlights

Sequential (Q1'12 vs Q4'11)

- Revenue and earnings growth driven by higher seasonal volume
- Growth in strategic affiliates

Year-over-Year

- Sales: higher pricing; lower volumes due to European economy
- Earnings: higher raw material costs and investments for future growth
- Growth in strategic affiliates

Q2 Business Outlook

- Expect sequential and YoY earnings growth
- Earnings growth driven by industrial customers in NA and Asia, and NA auto builds
- Growth in strategic affiliates

8

Consumer Specialties

Celanese

Q1 Performance

in millions	Q1'11	Q4'11	Q1'12
Net Sales	$266	$306	**$264**
Operating EBITDA	$68	$73	**$66**
Operating EBITDA Margin	26%	24%	**25%**

Factors Affecting Net Sales Changes

	Q1'12	
	vs. Q1'11	vs. Q4'11
Volume	(8%)	(17%)
Price	7%	3%
Currency	-	-
Other	-	-
Total Sales	(1%)	(14%)

Key Business Highlights

Sequential

- Lower volumes due to production interruption and normal seasonality
- Higher pricing

YoY

- Sales: higher pricing; lower volumes due to production interruption
- Earnings: lower volumes and higher raw material/energy costs
- Management actions minimized impacts of production interruption

Q2 Business Outlook

- Q1 to Q2 shift of earnings due to production interruption now expected to be $10 – 15 million
- Dividends from China Acetate ventures expected to be modestly higher than 2011's $78 million
- Expect earnings in 1H'12 and FY12 to be slightly higher than prior year periods

9

10 Industrial Specialties ► Expect innovation to drive volume increases ► Pricing initiatives seek to recover higher raw material costs ► Sequential earnings growth Sequential ► Higher sales driven by volume growth in Europe and NA; price change due to product mix ► Favorable raw material costs YoY ► Sales: higher pricing from innovation/mix; higher volumes from recent acquisition and capacity expansion ► Earnings: higher raw material costs; increased investments for future growth in millions Q1’11 Q4’11 Q1’12 Net Sales $290 $272 $309 Operating EBITDA $35 $30 $34 Operating EBITDA Margin 12% 11% 11% Q1’12 vs. Q1’11 vs. Q4’11 Volume 5% 16% Price 4% (5%) Currency (2%) (1%) Other - 4% Total Sales 7% 14% Q1 Performance Factors Affecting Net Sales Changes Key Business Highlights Q2 Business Outlook

Acetyl Intermediates

Celanese

Q1 Performance

in millions	Q1'11	Q4'11	Q1'12
Net Sales	$813	$849	**$852**
Operating EBITDA	$122	$95	**$83**
Operating EBITDA Margin	15%	11%	10%

Factors Affecting Net Sales Changes

	Q1'12	
	vs. Q1'11	vs. Q4'11
Volume	8%	6%
Price	(2%)	(5%)
Currency	(1%)	(1%)
Other	-	-
Total Sales	5%	-

Key Business Highlights

Sequential

- Volume growth as industry began to recover from Q4 destocking
- Lower industry utilization and margins

YoY

- Margins impacted by lingering effects of Q4 destocking, particularly in Europe and AOC
- Sales: higher volumes in downstream products
- Earnings: spikes in raw material costs and lower industry utilization and margins

Q2 Business Outlook

- Taking actions in response to decrease in margins
- Expect announced price increases to begin to restore margins throughout acetyl chain

11

12 ► Q1’12: equity affiliates contributed $51 million to earnings with an additional $37 million proportional Affiliate EBITDA not included in Operating EBITDA ► Equity and cost investment dividends were $111 million, a $38 million increase from Q1’11 ► Q2 Outlook: dividends/earnings from China Acetate ventures and AEM’s strategic affiliates, particularly Ibn Sina, expected to be modestly higher than 2011 Affiliate performance 0 50 100 YTD 2012 YTD 2011 $ m ill io ns Earnings from Equity Affiliates Note: YTD refers to three months ended March 31st 0 50 100 YTD 2012 YTD 2011 $ m ill io ns Proportional Affiliate EBITDA in Excess of Equity Earnings Earnings from Equity Affiliates Income Statement Earnings and Proportional EBITDA

13 Free cash flow 1st Quarter 2012 Adjusted Free Cash Flow in millions Q1’11 Q4’11 Q1’12 Net cash provided by operating activities $132 $157 $215 Adjustments to operating cash for discontinued operations - $8 - Net cash provided by operating activities from continuing operations $132 $165 $215 Less: Capital expenditures ($77) ($108) ($106) Add: Other charges and adjustments1 $1 ($11) $3 Adjusted Free Cash Flow2 $56 $46 $112 1Amounts primarily associated with cash outflows for purchases of other productive assets that are classified as ‘investing activities’ for U.S. GAAP purposes 2Excludes Ticona Kelsterbach expansion cash flows ► Q1’12 cash generation strong in spite of weak market conditions ► Equity dividends increased, in part due to special dividend from one of the Asian strategic affiliates ► Continued to invest to support growth ► $20 million in stock repurchases

14 2012E Adjusted Free Cash Outflows (off EBITDA Base) Cash Taxes $120 – $140 Capital Expenditures $350 – $400 Reserve/Other $125 – $150 Net Interest $190 – $200 Pension $100 – $125 Working Capital ($50) – $0 Adjusted Free Cash Outflows* $800 – $1,000 ► Dividend, debt service and share repurchases of ~$100-150 million ► Board authorized 25% increase in dividend effective August 2012 Strong cash generation continues throughout economic cycle in millions * Excludes Ticona Kelsterbach expansion capital expenditures of approximately $50 million.

15 Appendix Notes: References on the following slides to tables correspond to the tables included with Celanese press release dated April 24, 2012

Reg G: Business segment data and reconciliation of operating profit (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1)

Celanese

(in $ millions)	Three Months Ended March 31, 2012	December 31, 2011	March 31, 2011
Net Sales			
Advanced Engineered Materials	317	292	328
Consumer Specialties	264	306	266
Industrial Specialties	309	272	290
Acetyl Intermediates	852	849	813
Other Activities [1]	-	-	1
Intersegment eliminations	(109)	(105)	(109)
Total	1,633	1,614	1,589
Operating Profit (Loss)			
Advanced Engineered Materials	21	(3)	38
Consumer Specialties	39	59	54
Industrial Specialties	19	17	25
Acetyl Intermediates	60	67	112
Other Activities [1]	(41)	(43)	(41)
Total	98	97	188
Other Charges and Other Adjustments [2]			
Advanced Engineered Materials	3	8	12
Consumer Specialties	17	5	5
Industrial Specialties	2	1	-
Acetyl Intermediates	2	4	(17)
Other Activities [1]	8	1	4
Total	32	19	4
Depreciation and Amortization Expense [3]			
Advanced Engineered Materials	27	32	19
Consumer Specialties	9	9	8
Industrial Specialties	13	11	10
Acetyl Intermediates	20	21	25
Other Activities [1]	3	3	4
Total	72	76	66
Business Operating EBITDA			
Advanced Engineered Materials	51	37	69
Consumer Specialties	65	73	67
Industrial Specialties	34	29	35
Acetyl Intermediates	82	92	120
Other Activities [1]	(30)	(39)	(33)
Total	202	192	258
Equity Earnings, Cost - Dividend Income and Other Income (Expense)			
Advanced Engineered Materials	43	36	35
Consumer Specialties	1	-	1
Industrial Specialties	-	1	-
Acetyl Intermediates	1	3	2
Other Activities [1]	8	11	8
Total	53	51	46
Operating EBITDA			
Advanced Engineered Materials	94	73	104
Consumer Specialties	66	73	68
Industrial Specialties	34	30	35
Acetyl Intermediates	83	95	122
Other Activities [1]	(22)	(28)	(25)
Total	255	243	304

[1] Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] See Table 7 for details.

[3] Excludes accelerated depreciation and amortization expense included in Other Charges and Other Adjustments above. See Table 1A for details.

16

17 Reg G: Reconciliation of consolidated net earnings (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1A) March 31, December 31, March 31, (in $ millions) 2012 2011 2011 Net earnings (loss) attributable to Celanese Corporation 183 95 142 (Earnings) loss from discontinued operations - 1 (4) Interest income (1) (1) (1) Interest expense 45 55 55 Refinancing expense - - - Income tax provision (benefit) (76) (2) 42 Depreciation and amortization expense 2 72 76 66 Other charges (gains), net 1 - 9 (3) Other adjustments 1 32 10 7 Operating EBITDA 255 243 304 Detail by Business Segment Advanced Engineered Materials 94 73 104 Consumer Specialties 66 73 68 Industrial Specialties 34 30 35 Acetyl Intermediates 83 95 122 Other Activities 3 (22) (28) (25) Operating EBITDA 255 243 304 March 31, December 31, March 31, (in $ millions) 2012 2011 2011 Advanced Engineered Materials - - 2 Consumer Specialties - 1 4 Industrial Specialties 2 - - Acetyl Intermediates - - - Other Activities 3 - - - Accelerated depreciation and amortization expense 2 1 6 Depreciation and amortization expense 2 72 76 66 Total depreciation and amortization expense 74 77 72 2 Excludes accelerated depreciation and amortization expense as detailed in the table below and included in Other adjustments above. Three Months Ended Three Months Ended 3 Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies. 1 See Table 7 for details.

18 Reg G: Adjusted earnings (loss) per share - reconciliation of a non-U.S. GAAP measure – unaudited (Table 6) (in $ millions, except share and per share data) per share per share per share Earnings (loss) from continuing operations 183 1.15 96 0.61 138 0.87 Deduct: Income tax (provision) benefit 76 2 (42) Earnings (loss) from continuing operations before tax 107 94 180 Other charges and other adjustments 1 32 19 4 Refinancing - related expenses - (2) - Adjusted earnings (loss) from continuing operations before tax 139 111 184 Income tax (provision) benefit on adjusted earnings 2 (24) (19) (31) Less: Noncontrolling interests - - - Adjusted earnings (loss) from continuing operations 115 0.72 92 0.58 153 0.96 Diluted shares (in millions) 3 W ighted average shares outstanding 156.5 156.4 156.0 Dilutive stock options 1.9 1.8 2.0 Dilutive restricted stock units 0.7 0.7 0.7 Total diluted shares 159.1 158.9 158.7 March 31, 1 See Table 7 for details. 2 The adjusted effective tax rate is 17% for the three months ended M arch 31, 2012, December 31, 2011 and M arch 31, 2011 . 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. 2011 2011 Three Months Ended March 31, 2012 December 31,

19 Reg G: Other charges and other adjustments - reconciliation of a non-U.S. GAAP measure – unaudited (Table 7) Other Charges (Gains), net: March 31, December 31, March 31, (in $ millions) 2012 2011 2011 Employee termination benefits - 4 4 Ticona Kelsterbach plant relocation - 4 13 Asset impairments - 1 - Commercial disputes - - (20) Total - 9 (3) Other Adjustments: 1 Income March 31, December 31, March 31, Statement (in $ millions) 2012 2011 2011 Classification Business optimization 5 1 3 Cost of sales / SG&A Ticona Kelsterbach plant relocation 3 1 (3) Cost of sales Plant closures 4 3 6 Cost of sales / SG&A (Gain) loss on disposition of assets - - 1 (Gain) loss on disposition Commercial disputes - 1 - Cost of sales Acetate production interruption 10 - - Cost of sales Other 10 4 - Various Total 32 10 7 Total other charges and other adjustments 32 19 4 1 These items are included in net earnings but not included in other charges (gains), net. Three Months Ended Three Months Ended

20 Q1 2012 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited 2 Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 1 - - (1) - Total other charges (gains), net - 1 - - (1) - Business optimization - - - - 5 5 Cost of Sales / SG&A Ticona Kelsterbach plant relocation 3 - - - - 3 Cost of Sales Plant closures - 1 2 1 - 4 Cost of Sales / SG&A Acetate production interruption - 10 - - - 10 Cost of Sales Other - 5 - 1 4 1 11 Various 2 Total other adjustments 3 16 2 2 9 33 Total other charges and other adjustments 3 17 2 2 8 33 1 Non-cash expense related to CEO retirement 2 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 5 - 1 - 6 Selling, General & Administrative - - - - 4 4 Total other - 5 - 1 4 10

21 Q4 2011 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits 3 1 - - - 4 Ticona Kelsterbach plant relocation 4 - - - - 4 Asset impairments - - - 1 - 1 Total other charges (gains), net 7 1 - 1 - 9 Business optimization - - - - 1 1 Cost of Sales / SG&A Ticona Kelsterbach plant relocation 1 - - - - 1 Cost of Sales Plant closures - 1 1 1 - 3 Cost of Sales / SG&A Commercial disputes - - - 1 - 1 Cost of Sales Other 1 - 3 - 1 - 4 Various 1 Total other adjustments 1 4 1 3 1 10 Total other charges and other adjustments 8 5 1 4 1 19 1 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 3 - 1 - 4 Total other - 3 - 1 - 4

22 Q1 2011 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 2 - 1 1 4 Ticona Kelsterbach plant relocation 13 - - - - 13 Commercial disputes - (1) - (19) - (20) Total other charges (gains), net 13 1 - (18) 1 (3) Business optimization - - - - 3 3 Cost of Sales / SG&A Ticona Kelsterbach plant relocation (3) - - - - (3) Cost of Sales Plant closures 2 4 - - - 6 Cost of Sales / SG&A (Gain)/loss on disposition of assets - - - 1 - 1 (Gain) loss on disposition Total other adjustments (1) 4 - 1 3 7 Total other charges and other adjustments 12 5 - (17) 4 4

Reg G: Equity affiliate results and reconciliation of operating profit to affiliate EBITDA - a non-U.S. GAAP measure - total - unaudited (Table 8)

Celanese

(in $ millions)	Three Months Ended March 31, 2012	December 31, 2011	March 31, 2011
Net Sales			
Ticona Affiliates - Asia [1]	423	405	411
Ticona Affiliates - Middle East [2]	304	353	265
Infraserv Affiliates [3]	467	595	507
Total	1,194	1,353	1,183
Operating Profit			
Ticona Affiliates - Asia [1]	46	9	43
Ticona Affiliates - Middle East [2]	139	172	102
Infraserv Affiliates [3]	29	38	33
Total	214	219	178
Depreciation and Amortization			
Ticona Affiliates - Asia [1]	19	19	22
Ticona Affiliates - Middle East [2]	14	10	12
Infraserv Affiliates [3]	27	36	26
Total	60	65	60
Affiliate EBITDA			
Ticona Affiliates - Asia [1]	65	28	65
Ticona Affiliates - Middle East [2]	153	182	114
Infraserv Affiliates [3]	56	74	59
Total	274	284	238
Net Income			
Ticona Affiliates - Asia [1]	32	1	27
Ticona Affiliates - Middle East [2]	125	153	90
Infraserv Affiliates [3]	25	29	27
Total	182	183	144
Net Debt			
Ticona Affiliates - Asia [1]	184	172	85
Ticona Affiliates - Middle East [2]	(105)	(110)	(89)
Infraserv Affiliates [3]	258	236	318
Total	337	298	314

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (Ibn Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

23

Reg G: Equity affiliate results and reconciliation of proportional operating profit to proportional affiliate EBITDA - a non-U.S. GAAP measure - Celanese proportional share – unaudited (Table 8 continued)

Celanese

(in $ millions)	Three Months Ended March 31, 2012	December 31, 2011	March 31, 2011
Proportional Net Sales			
Ticona Affiliates - Asia [1]	195	187	190
Ticona Affiliates - Middle East [2]	76	88	66
Infraserv Affiliates [3]	153	196	166
Total	424	471	422
Proportional Operating Profit			
Ticona Affiliates - Asia [1]	22	5	20
Ticona Affiliates - Middle East [2]	35	43	26
Infraserv Affiliates [3]	10	13	10
Total	67	61	56
Proportional Depreciation and Amortization			
Ticona Affiliates - Asia [1]	9	9	10
Ticona Affiliates - Middle East [2]	3	2	3
Infraserv Affiliates [3]	9	11	9
Total	21	22	22
Proportional Affiliate EBITDA			
Ticona Affiliates - Asia [1]	31	14	30
Ticona Affiliates - Middle East [2]	38	45	29
Infraserv Affiliates [3]	19	24	19
Total	88	83	78
Equity in net earnings of affiliates (as reported in the Consolidated Statement of Operations)			
Ticona Affiliates - Asia [1]	15	1	13
Ticona Affiliates - Middle East [2]	28	35	21
Infraserv Affiliates [3]	8	10	9
Total	51	46	43
Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates			
Ticona Affiliates - Asia [1]	16	13	17
Ticona Affiliates - Middle East [2]	10	10	8
Infraserv Affiliates [3]	11	14	10
Total	37	37	35
Proportional Net Debt			
Ticona Affiliates - Asia [1]	83	77	39
Ticona Affiliates - Middle East [2]	(26)	(27)	(22)
Infraserv Affiliates [3]	85	78	105
Total	142	128	122

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

24